Exhibit 1A-2A

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “SCHOLAR HOSPITALITY HOLDINGS I LLC”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF APRIL, A.D. 2026, AT 1:40 O’CLOCK P.M.

/s/ C. P. Sanchez
Charuni Patibanda-Sanchez, Secretary of State

10584511 8100 SR# 20261769812	Authentication: 203638249 Date: 04-14-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:40 PM 04/14/2026 FILED 01:40 PM 04/14/2026 SR 20261769812 - File Number 10584511	STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Scholar Hospitality Holdings I LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 108 Lakeland Ave. (street), in the City of Dover, Zip Code 19901. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Capitol Services, Inc.

By:	/s/ Kyrsten Santillo
Authorized Person

Name:	Kyrsten Santillo
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